CleanSpark Named Top 10 Finalist in Global Cleantech Cluster Association’s

Later Stage Awards 2016

CleanSpark Highest-Ranked U.S.-based Company and Top 10 out of 105 Finalists Globally

SALT LAKE CITY, December 20, 2016 /PRNewswire/ -- CleanSpark, Inc. (OTC: CLSK), a microgrid company which is combining a patented "stratified" downdraft gasifier with advanced engineering and software and controls for innovative distributed energy resource management systems, today announced the company has been named as a Top 10 finalist of the Global Cleantech Cluster Association (GCCA) Later Stage Awards 2016 in the Energy Storage/Smart Grid category.

Matthew Schultz, Chief Executive Officer of CleanSpark, Inc., commented, "We are honored to be selected by GCCA alongside such a premier group of innovative, clean technology industry leaders. It is highly satisfying to be recognized among the Top 10 for our innovative technology and energy management systems and the opportunities these solutions address in the microgrid market.”

The GCCA Later Stage Award winners originate from the major cleantech industries, including solar, wind and clean web to lighting, energy efficiency, mobility, urban agriculture and water. The Top 10 Finalists were narrowed down from more than 105 nominations and represent some of the world's most sought after and up-and-coming equity-investable cleantech companies. The annual GCCA Later Stage Awards brings to the forefront the best investment grade companies with strong product differentiation, scalable business models and solid market traction.

The GCCA Later Stage Awards 2016 ceremony will be held on December 13th at the Clinton Presidential Library in Little Rock, Arkansas, in conjunction with the Global Solutions Summit (GSS) 2016. GSS 2016 will meet in collaboration with the Club de Madrid (CdM), an organization comprised of more than 100 former Presidents, Prime Ministers and Heads of State which will be reconvening in the Club de Madrid - P80 Group “Reunion Proceedings”, and the 6th GCCA Awards Dinner. GSS 2016 builds on the widely-acclaimed inaugural Global Solutions Summit which first convened at the U.S. Department of State in April 2014.

GCCA is a fully independent and open platform designed to support the development towards a shared economy and low carbon prosperity. As a meta-cluster, GCCA provides access to capital, corporates, markets and insights.

About CleanSpark, Inc.

CleanSpark combines a revolutionary and patented 'stratified' downdraft gasifier with advanced energy software and control technology that enables a plug-and-play enterprise solution to modern energy challenges. CleanSpark’s gasifier was developed with partners such as Petersen, Inc., ICON Renewables, Combustion Resources and others to create a logical solution for profitably handling MSW, Coal, Plastics, Municipal Sewage and many other feedstocks. All with ZERO airborne emissions. We've aligned ourselves with research universities such as Utah State University, The University of Utah, and BYU to certify and maximize the efficiencies and production of our technology. By integrating new and existing energy generation and storage assets with advanced load management capacities, CleanSpark's software allows energy generated locally to be shared with other interconnected microgrids. This unique capability enables microgrids to be scaled and widely adopted for commercial, industrial, military, municipal, and remote community deployment.

For more information on CleanSpark, please visit http://www.cleanspark.com.

Information about Forward-Looking Statements

Statements in this press release relating to plans, strategies, testing and operational performance, projections of results of specific activities and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in the Company's filings with the United States Securities and Exchange Commission (the "SEC").  For a more detailed description of the risk factors and uncertainties affecting the Company, please refer to the Company's recent SEC filings, which are available at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Website: http://www.cleanspark.com

Contact: Investor Relations:

Brett Maas, Managing Partner, Hayden IR,

(646) 536-7331, brett@haydenir.com

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